Exhibit 33.1.4

[Letterhead of Fifth Third Mortgage Company]

REPORT ON ASSESSMENT OF COMPLIANCE WITH REGULATION AB SERVICING

CRITERIA

Fifth Third Mortgage Company, (the “Asserting Party”) is responsible for assessing compliance as of December 31, 2007 and for the period from January 1, 2007 through December 31, 2007 (the “Reporting Period”) with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the “CFR”), except for criteria 229.1122 (d)(1)(iii), (d)(2)(iv), (d)(3)(i)(c) and (d)(4)(xv) of the CFR, which the Asserting Party has concluded are not applicable to the activities it performs with respect to the residential mortgage loans covered by this report (such criteria, after giving effect to the exceptions identified above, the “Applicable Servicing Criteria”). The loans covered by this report, [set forth on Exhibit A hereto], include the residential mortgage loans sold to non-government-sponsored entities for which the Asserting Party served as servicer, that were completed on or after January 1, 2006 platform (the “Platform”).

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole.

The Servicer has engaged certain vendors (the “Vendors”) to perform specific, limited or scripted servicing activities as of and for the period ended December 31, 2007. Specific vendors have been identified as a party participating in the servicing function and have provided separate assessment and attestation reports for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors as set forth in section 1122(d)(4)(xi) and 1122(d)(4)(xii).

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting Period as set forth in this assertion.

Fifth Third Mortgage Company, as Servicer

By: /s/ Charles Mannes

Name: Charles Mannes	Date: February 29, 2008

Title: Vice President

By: /s/ Joe Robinson

Name: Joe Robinson	Date: February 29, 2008

Title: Senior Vice President

EXHIBIT A

Investor	Investor Name

63100	WELLS FARGO (CSMC 2006-8)
63105	LEHMAN (LXS 2006-7)
63113	WELLS FARGO (JPMMT2006-S2)
63115	WELLS FARGO (CSMC 2006-1)
63116	WELLS FARGO (CSMS 2006-2)
63117	WACHOVIA
63118	LEHMAN (LMT 2006-2)
63120	WELLS FARGO for JP MORGAN
63121	WELLS-EMC (PRIME 2006-CL1)
63122	WELLS FARGO (JPMMT2006-A3)
63123	WELLS FARGO (JPMMT2006-A4)
63126	WELLS FARGO (JPALT2006-S3)
63127	CITIGROUP (CMLTI 2006-AR6)
63128	WELLS FARGO (CSMC 2006-7)
63132	CITIGROUP (CMLTI 2006-AR7)
63133	WELLS FARGO (CSAB 2006-3)
63134	MORGAN STANLEY (MSM 2006-15XS)
63135	WACHOVIA
63138	WELLS FARGO (JPALT 2006-S4)
63139	US BANK (JPALT 2006-A7)
63142	CITIGROUP
63143	WELLS FARGO (JPMMT 2006-S4)
63144	WACHOVIA (Hudson City)
63145	WACHOVIA (Hudson City)
63146	WELLS FARGO (CSMC 07-01)
63147	US BANK (JPALT2007-A1)
63148	WACHOVIA BLOCK 3
63149	WELLS FARGO (CSMC 07-02)
63150	BEAR STEARNS (EMC FN0701)
63151	WELLS FARGO (CS ARMT 07-01)
63153	WACHOVIA MTG (WMLT 2007-A)
63155	CITIGROUP (CMLTI 2007-AR4)
63158	WELLS FARGO (JPMMT2007-S1)
63159	BEAR STEARNS (BSABS 2007-AC 3)
63160	CREDIT SUISSE (37492)
63162	BEAR STEARNS-EMC (BSABS 2007-AC4)
63163	GOLDMAN SACHS (FITH MAY152007 30A)
63164	WELLS FARGO (MSM 2007-8XS)
63165	WELLS FARGO (CS ARMT 07-02)
63166	WELLS FARGO (JPALT 2007-S1)
63167	BEAR STEARNS (BSABS 2007-AC 5)
63168	MORGAN STANLEY (MS ETRADE)
63170	MORGAN STANLEY (MS2383023831)
63171	GOLDMAN SACHS (FTTD JUN282007 ALT A)
63172	BEAR STEARNS (FTBK FQ07A1)
63173	AURORA LOAN SERVICE (LXS 2007-10H)
63174	MORGAN STANLEY MORTGAGE CAPITALTAIL ARMS
63176	GOLDMAN SACHS (GSAA 2007-8)
63177	BEAR, STEARNS & CO (INCFQ07A1)
63178	MORGAN STANLEY MORTGAGE CAPITAL (MS.E*TRADE)
63179	WELLS FARGO BANK (BSAAT 2007-1)
63180	MORGAN STANLEY (MSM200714 AR)
63181	E*TRADE FINANCIAL (MS.E*TRADE)
63183	WELLS FARGO BANK, NACSMC
63184	MORGAN STANLEY MORTGAGE CAPITAL (MSM 2007-13)
63185	WELLS FARGO (MSM 2007-15AR)
67100	GOLDMAN SACHS
67101	GOLDMAN SACHS